December 14, 1999
                                                                   EXHIBIT 10.24


                                                                 [RAPISTAN LOGO]


MANNESMANN DEMATIC RAPISTAN CORP. ("RAPISTAN SYSTEMS") WITH OFFICES LOCATED
AT: 8600 W. Royal Lane, Suite 100 A
    Irving, TX  75063

SUBMITS THIS PROPOSAL TO:                  EQUIPMENT TO BE INSTALLED AT:
   HOME INTERIORS & GIFTS                     HOME INTERIORS & GIFTS
   4550 Spring Valley Road                    Carrollton, TX
   Dallas, TX 75244

This PROPOSAL consists of the following documents:

1. Sales Agreement No. 56-5898 Rev. B, including General Terms and Conditions (Exhibit A)
2.  This Proposal, Tabs 1 through 8 and Pages 1 through 22.
3. Rapistan Systems drawings: P565738Q010G Rev 4, P565738L010 Rev 4, P565738L011 Rev 4: Dated 11/3/99.
4.  Other documents: None

In the event of conflict between any documents, the document first listed above shall govern all documents listed below it.

All of the information in the Proposal is confidential and has been prepared for Home Interiors' use solely in considering the purchase of the equipment described. Transmission of all or any part of this information to others or Home Interiors' use for any other purpose is unauthorized without Rapistan Systems' prior written consent. All Rapistan Systems specifications and drawings will remain the property of Rapistan Systems and are subject to recall at any time.

Copyright, Mannesmann Dematic Rapistan Corp., 1999. The contents of this Proposal may not be reproduced without the express written permission of Rapistan Systems.

THIS PROPOSAL SUBMITTED BY:

/s/ BRAD BIJONOWSKI            SALES ENGINEER              972-929-7700
---------------------------    ------------------------    ------------
BRAD BIJONOWSKI                TITLE                       PHONE

/s/ ROYAL SMITH                GENERAL MANAGER             972-929-7700
---------------------------    ------------------------    ------------
ROYAL SMITH                    TITLE                       PHONE

This Proposal will remain valid through December 23, 1999. In the event this Proposal is not accepted prior to this date, then the price, schedule, and other portions of this Proposal could be subject to change.

Home Interiors & Gifts                                           [RAPISTAN LOGO]
56-5898 Rev. B
December 14, 1999

PROPOSAL CONTENT


This Proposal covers a Material Storage System encompassing four (4) three level pick modules, pallet track, carton flow rack, appropriate decking and safety handrail, installation and commissioning and is summarized as follows:



MECHANICAL DESIGN- The refinement of layout drawings submitted with this Proposal, preparation of installation drawings, design of nonstandard equipment components and the integration of the standard and nonstandard equipment into an operational system.


MECHANICAL INSTALLATION- Installation of all rack and rack accessories specified within the proposal. Receiving, unloading, rigging and placement of rack will be performed by Rapistan Systems.

MATERIALS TO BE HANDLED

The equipment will convey materials having the dimensions, weights, shapes, surfaces and other characteristics, as set forth in this section. The equipment will have the mechanical capability to convey such materials at the rates specified in this section.

The items to be conveyed will have the following physical properties:

                   Length      Width         Height      Weight
                   ------      -----         ------      ------

       Minimum       8"          4"            2"        2 lbs.

       Maximum       28"        20"           30"        50 lbs.

       Pallet        48"        40"           70"        2000 lbs.

Please note that the length dimension shown above will be the dimension parallel to product flow and the height dimension shown above will be the dimension perpendicular to the conveying surface when the product(s) are initially placed on the conveying equipment.

The materials to be conveyed must be in a condition to permit proper conveyance. The bottom surface of the materials to be conveyed which is in contact with the conveyor must be firm and flat, free of distortion, and of sufficient strength to support its own weight.

The equipment has been designed to handle the rates listed below. The ability to obtain these rates is predicated on Home Interiors' equipment and personnel being able to feed and unload product to meet these rates.

Items which will not convey well are those with the following characteristics:

       A.  Uneven bottoms, soft bottoms or bottoms with banding or strapping.

       B.  Open or improperly sealed containers.

       C.  Imperfections in the form of the conveyed product.

       D.  Side or bottom which has concave or convex distortion.

       E.  Protrusions on the sides or bottom.

       F.  Uneven weight distribution or shifting center of gravity.

Home Interiors & Gifts                                           [RAPISTAN LOGO]
56-5898 Rev. B
December 14, 1999

MECHANICAL EQUIPMENT

PICK MODULES (QTY 4)

o  1412 Total Pallet Facings.
o  216 Total Pallet Returns.
o  Deck Construction:3/4" T & G Plywood with 0.05" Poly Coating.
o  Pallet flow rails have staggered wheels on 2" centers.
o  Safety deck is provided for the first 54" of each elevated level.
o  Load calculations based on 1997 RMI Standards.
o  First elevation has 2'-0" gap for future trash line.
o  Eight (8) stairwells total for both Pods.
o  Additional angle steel to mount pick to light system.


PALLET FLOW LANES (FULL CASE SLAPPER LINE)

o  74 Six (6) deep pallet flow lanes (2 tracks per pallet).
o  12 Pallet Returns.
o  Pallet flow rails have staggered wheels on 2" centers.
o  Pallet lanes include brakes.

Home Interiors & Gifts                                           [RAPISTAN LOGO]
56-5898 Rev. B
December 14, 1999

MECHANICAL INSTALLATION STANDARDS

General

The proper mechanical installation is vital for the equipment to operate as described in this Proposal. These installation standards show the importance that Rapistan Systems places on quality installation.


Installation Standards

1.  General:

    The following standards, where applicable, will be used as guidelines by Rapistan Systems installation superintendents and Rapistan installation subcontractors.

2.  Dimensional Reference Points:

    a. The path of each conveyor in the system will be determined by establishing a reference point at each end of the conveyor from which the centerline of the conveyor will be established. The practice of measuring from column line or building walls to each point of support will not be followed.

3.  Level and Elevations:

    a. Conveyors will be installed in accordance with the elevations shown on the layout drawing(s).

    b. After the first elevation is established, the elevation of all other points will be related to this first point. The practice of dimensioning elevations from the floor at each point of support will not be followed. When the floor level changes significantly, such as the system going to an upper or lower floor, or into another building or room, a new elevation will be established from the floor at that point. This new elevation will then become the reference for subsequent elevations.

4.  Standards for Floor Mounting:

    a. Anchoring will be accomplished by drilling into the floor and inserting a suitable anchor bolt.

    b. Intermediate stands will be anchored with 3/8" diameter minimum bolts--one in each support assembly.

Home Interiors & Gifts                                           [RAPISTAN LOGO]
56-5898 Rev. B
December 14, 1999

MECHANICAL INSTALLATION STANDARDS
CONTINUED


    c. Support stands for drives will be anchored with 1/2" diameter bolts--two per support assembly and four per drive.

    d. Explosive type anchors will not be used. Adhesive rubberized belt mounting pads will be used only when specified.

5.  Ceiling Supported Equipment:

    a.   Hanging procedures for concrete and masonry construction:

         (1)  Explosive type anchors will not be used.

         (2) Each hanger will be anchored with a minimum of four bolts, two per upright, using minimum 1/2" diameter bolts.

         (3) Anchoring will be accomplished by drilling into the concrete ceiling and inserting suitable bolt anchors.

         (4) Consistency of concrete must be considered and if soft spots are encountered, anchor heads of sufficient length to distribute the load will be used.

         (5) Anchoring to masonry walls will be accomplished by drilling through the wall and applying a through bolt with back-up plate(s) to which the wall bracket is fastened.

         (6) Equipment may be supported from concrete walls through suitable bolts and anchors or by bolting through the wall, if the condition of the wall or the degree of imposed load dictates.

    b.   Hanging Procedures for Open Building Steel:

         (1) Welding of auxiliary steel (stringers or headers) to building steel will be prohibited, unless otherwise approved Home Interiors.

         (2) Drilling and bolting to building steel will be done only with Home Interiors' written permission.

Home Interiors & Gifts                                           [RAPISTAN LOGO]
56-5898 Rev. B
December 14, 1999

MECHANICAL INSTALLATION STANDARDS
CONTINUED


         (3) All vertical field welds will be accomplished through the "vertical up" method. Exception: Welding of light gauges (sheet metal).

         (4)  Horizontal stringers will be securely clamped to building steel.

         (5) Headers when used for short spans between building steel, such as between roof purlins, will be securely clamped to building steel. Headers when used between stringers may be welded to the stringers or suitable angle clips will connect the header to the stringer.

         (6) Support steel or wall brackets may be clamped to the columns either by clamping to the flanges or by clamping to the entire beam using through-bolts which will clamp suitable angles to opposite flanges of the building column.

6.  Field Painting

    a. All exposed field steel, unless otherwise specified, will be touch painted to match the painted finish of the equipment. This includes hangers, headers, special supports, braces, etc.

    b. All painted equipment surfaces that have been damaged during the erection process will be touched up.

Home Interiors & Gifts                                           [RAPISTAN LOGO]
56-5898 Rev. B
December 14, 1999

INSTALLATION COMMISSIONING

The Installation Commissioning of the equipment covered by this Proposal can best be defined as being the final adjustments and run in of the installed equipment required for its proper operation. The need for Installation Commissioning is inherent, since the individual components of equipment covered by this Proposal are installed together at the installation site to operate as a whole.

When the mechanical and/or electrical installation is included as part of this Proposal, Rapistan Systems will furnish the necessary Installation Commissioning for the portion of installation Rapistan Systems assumes. In those instances where Home Interiors furnishes the mechanical and/or electrical installation, Home Interiors will provide the Installation Commissioning for that portion of the installation.

During the commissioning phase, it is necessary to load the equipment with the materials to be handled, which provides the means of detecting those areas requiring adjustments. Home Interiors will provide the materials to be handled and the labor for loading and unloading the equipment during the commissioning phase.

The installation of this system includes the Acceptance Procedure as outlined on the following pages. The Installation Commissioning will be considered complete upon completion of the Acceptance Procedure.

Home Interiors & Gifts                                           [RAPISTAN LOGO]
56-5898 Rev. B
December 14, 1999

ACCEPTANCE PROCEDURE


PURPOSE: To demonstrate the conveyor system is installed and operates as described in this Proposal.


Rapistan Systems Activity Prior to Acceptance:

a. Verify that the equipment operates properly and all preliminary adjustments are complete.

b.   Verify that the equipment is installed in accordance with the drawings.

c.   Notify Home Interiors five (5) days prior to the planned Acceptance
     Procedure.


Home Interiors' Activity Prior to Acceptance:

a.   Provide qualified maintenance and operating personnel.

b. Provide the product specified in this Proposal in adequate quantities to conduct the Acceptance Procedure.

c. Provide an authorized representative to accept the portion of the equipment subject to the Acceptance Procedure.


Equipment Acceptance:

a. Conducted under Rapistan Systems supervision with Home Interiors' designated personnel observing.

b.   Home Interiors will provide loading and removal of product, as required.

c.   Load capacities, clearances and aisle spacing will be verified.

d. Items requiring additional work will be listed so that corrections can be made with minimal delay prior to starting Phase II.

e. It should be recognized that during this acceptance phase, it is likely that adjustments will be required. Any defect in material or workmanship will be remedied by Rapistan Systems as expeditiously as possible without cost to Home Interiors.

Home Interiors & Gifts                                           [RAPISTAN LOGO]
56-5898 Rev. B
December 14, 1999

ACCEPTANCE PROCEDURE
CONTINUED


f. Rapistan Systems' Project Manager, or his designate, will be on site during this time for the purpose of monitoring results and to provide assistance as conditions dictate.


After completion of the Acceptance Procedure, Rapistan Systems' Project Manager will furnish to Home Interiors a letter which will indicate the following:

a.   The Acceptance Procedure has been completed.

b.   Confirmation of the start of the warranty period.

c.   Final payment requisition date.

Home Interiors & Gifts                                           [RAPISTAN LOGO]
56-5898 Rev. B
December 14, 1999

PARAMETERS


GENERAL

1.   Outside purchased equipment will be the manufacturer's standard finish.

2. Rapistan Systems will provide one set of as-built system drawings upon completion of the project.

3. Rapistan Systems offers no warranties or representations, nor assumes any obligations with regard to Home Interiors' existing equipment which Rapistan Systems agrees to modify and/or incorporate in the proposed conveyor system. However, any modification made by Rapistan Systems to such equipment will be performed in a workmanlike manner and will not alter the basic operation of the equipment as originally manufactured.

     Additionally, Home Interiors assumes full responsibility for the use and operation of existing equipment, including compliance with any federal, state or local laws, codes and regulations. Home Interiors also agrees to indemnify Rapistan Systems for all expenses, claims and costs of any nature (including attorney's fees and costs of litigation) arising out of or resulting from the use or operation of existing equipment.


4. This Proposal is presented as a total package and, with the exception of any proposed options, must be purchased as such.

5. Home Interiors will approve Rapistan Systems drawings within two weeks after Rapistan Systems' submittal in order that the project schedule can be maintained without delay.

6. Manual assistance may be required to initiate and/or maintain the flow of product on gravity conveyor(s). It is understood that due to the inherent characteristics of gravity conveyor, free flow of product may not occur at all times.

7. Rapistan Systems in no event shall be liable for incidental or consequential damages (including loss of profits).

Home Interiors & Gifts                                           [RAPISTAN LOGO]
56-5898 Rev. B
December 14, 1999

PARAMETERS
CONTINUED

SITE CONDITIONS

In order for Rapistan Systems to perform its work at the installation site, Home Interiors will provide:

1. The project coordination involving all contractors employed by Home Interiors, as required, to assure work is completed in accordance with the project schedule.

2. A work site to permit installation and operation of the equipment, as required by the Project Schedule.

3. A work site in a watertight condition and free of debris or obstructions other than those caused by Rapistan Systems.

4. A clear path for the ingress to and the egress from the installation site for Rapistan Systems personnel and equipment.

5. Unless otherwise agreed to, an open and clear area above and below the equipment to be installed overhead.

6. The necessary access roads and cleared dock areas suitable for receiving and unloading the equipment. Rapistan Systems will advise the approximate arrival time of delivery trucks.

7. A secure, safe, dry, convenient and adequate storage area for Rapistan Systems equipment, tools, and materials used on the site. Adequate working space will also be provided for Rapistan Systems' installation crew.

8.   All necessary federal, state, and local government licenses or permits.

9. Suitable lunchroom and lavatory facilities for Rapistan Systems' installation crew while on the job site.

10. Suitable electric service, lighting, compressed air, water, and heat as may be required for installation, test, and operation of the equipment. Voltage supplies may not vary more than plus or minus 8% during installation and may not vary more than plus or minus 5% for permanent power. The frequency variation may not exceed plus or minus 1% at all times. Electrical service of 110V, 20

Home Interiors & Gifts                                           [RAPISTAN LOGO]
56-5898 Rev. B
December 14, 1999

PARAMETERS
CONTINUED

SITE CONDITIONS  (CONT.)

     amperes on 100 foot centers and 460V, 3 phase, 100 amperes on 200 foot centers will be required for installation tools. The minimum lighting requirement shall be not less than 10 foot candles as measured at the location where the work is actually performed.

11. A building with adequate structural strength to support the load of the equipment, materials being handled, guarding, and all other loads being imposed upon the structure in accordance with all applicable federal, state and local laws, codes and regulations.

12. Any building alterations, removal of obstructions, enclosures, floor openings, wall openings, fire doors and similar requirements in accordance with all applicable federal, state and local laws, codes and regulations.

13. Excavations, drainage, piling, foundations, masonry and concrete work, concrete lining, steel and other building materials necessary to the installation of the equipment.

14. All area guarding necessary to protect personnel and conveyor equipment, i.e. warning signs, hand rails, barriers, netting, floor markings, etc.

15.  Guarding to protect the equipment from damage by fork trucks.

16. Full service maintenance of the equipment commencing with Home Interiors' operation of the equipment or any part thereof.

17. All equipment and services required of Home Interiors under this Proposal in a timely manner and in accordance with the Project Schedule so that Rapistan Systems can commission the equipment without delay. Any delays could cause an escalation to the contract price and/or a delay to the Project Schedule.

18. Suitable devices for the safe maintenance servicing of elevated equipment where catwalks, mezzanines or similar means of access are not provided. These devices could include man lifts, platform ladders or similar devices.

Home Interiors & Gifts                                           [RAPISTAN LOGO]
56-5898 Rev. B
December 14, 1999

PARAMETERS
CONTINUED


MECHANICAL AND ELECTRICAL INSTALLATION

1. The mechanical installation of the equipment, unless otherwise specified, will be provided by Rapistan Systems.

2. Installation is based on utilizing non-union labor on a straight time, first shift basis, with work occurring during normal working hours (8 am to 5 pm), Monday through Friday, excluding holidays.

3. Rapistan Systems will receive, unload and move the equipment to the assigned storage area. Rapistan Systems will move equipment from storage to the installation area.

4. Home Interiors will permit Rapistan Systems and/or Rapistan Systems subcontractors to burn and weld at the installation site.

5. The installation is to be performed in accordance with the Project Schedule. Any change in the Project Schedule may involve an adjustment to the contract price.

6. Any costs for refurbishing or repairing existing equipment, if required, will be in addition to the Proposal price. Any deficiencies found during the inspection, removal or reinstallation of the existing equipment by Rapistan Systems will be promptly reported to Home Interiors. When directed by Home Interiors, Rapistan Systems will perform this additional work under a Change Order in accordance with Article 6 of the General Terms and Conditions under Exhibit A.

Home Interiors & Gifts                                           [RAPISTAN LOGO]
56-5898 Rev. B
December 14, 1999

CLARIFICATIONS AND EXCEPTIONS


1.   There are no provisions made for lighting or sprinklers in this proposal.

2. No consideration has been made regarding floor thickness and special footing or base plate requirements.

3.   No seismic approvals or permits are included in this proposal.

4. No tear or relocation of existing rack or structure is included in this proposal.

Home Interiors & Gifts                                           [RAPISTAN LOGO]
56-5898 Rev. B
December 14, 1999

POST ORDER SERVICES



SYSTEMS ENGINEERING DESIGN COORDINATION- A detailed system Project Schedule Matrix will be prepared immediately upon signing of the Agreement. This matrix outlines the required activities and the expected timing related to the activities.

PROJECT MANAGEMENT- A Rapistan Systems project manager will be assigned to this project and will maintain close liaison with Home Interiors' representative(s). The success of the proposed system is dependent upon close cooperation in the areas of system requirements, design, and project implementation.

INSTALLATION COMMISSIONING AND THE SYSTEM ACCEPTANCE PROCEDURE- The Installation Commissioning and System Acceptance Procedure will be performed on a planned and scheduled basis as described within this Proposal.

Home Interiors & Gifts                                           [RAPISTAN LOGO]
56-5898 Rev. B
December 14, 1999

MUTUAL COMMITMENT TO SAFETY


It is recognized that accidents can be reduced by following safe practices in the design, construction, installation, operation, and maintenance of the equipment. Therefore, in a mutual effort to minimize the possibility of accidents, the parties agree as follows:

1. Rapistan Systems will furnish equipment designed, manufactured and installed under the guidance of the appropriate ANSI/ASME Standards. Likewise, Home Interiors will apply appropriate ANSI/ASME Standards as they incorporate user instructions into their operations, and will enforce these operating standards and instructions. In particular, Home Interiors will place into standard operating procedure those instructions contained within those Conveyor Safety Guidelines and Principles, Form 5100 (1990), which Rapistan Systems will supply.

2. When Rapistan Systems provides on-site installation services, Rapistan Systems will provide operational and maintenance instructions and training prior to the completion of Installation Commissioning. Rapistan Systems will provide the appropriate operational and maintenance personnel for such instructions and training. Also, Home Interiors will retain a record of attendees.

3. Home Interiors will maintain a dress code which requires all personnel around the equipment to wear hair protection (or short hair), snug fitting clothes and heavy duty work shoes. The wearing of tennis shoes, baggy cuffs, neckties, jewelry and similar apparel will not be permitted. Hard hats will be worn where personnel could be subjected to injury because of obstructions or falling objects.

4. Home Interiors will provide man lifts, platforms or similar devices for the safe maintenance servicing of elevated equipment where catwalks, platforms or similar means of access are not provided.

Home Interiors & Gifts                                           [RAPISTAN LOGO]
56-5898 Rev. B
December 14, 1999


SCHEDULE

Home Interiors & Gifts                                           [RAPISTAN LOGO]
56-5898 Rev. B
December 14, 1999





PRICE:


The price for the performance of Rapistan Systems work described in this Proposal is as follows:

INTERLAKE
FOUR (4) PICK MODULES & PALLET TRACK IN FULL CASE SLAPPER LINE

Includes Equipment, Project Management, Mechanical Installation,
Steel and Labor to Mount PTL Hardware to Pick
Module Structure and Freight.........................................$839,799.00

Estimated Taxes.......................................................$69,283.00

TOTAL SYSTEM INVESTMENT..............................................$909,082.00



Note: The above price includes the following items per Interlake's proposal.

        1. Twelve (12) pallet return lanes in the full case slapper area.

        2. Sixteen (16) isolated barriers.

        3. Additional material and labor to raise slapper line pallet lanes 3".

      Estimated cost to Rapistan Systems of $8,480.00. No additional cost to Home Interiors and Gifts for these three items.

Home Interiors & Gifts                                           [RAPISTAN LOGO]
56-5898 Rev. B
December 14, 1999

PAYMENT TERMS:

Rapistan Systems agrees to submit invoices and Home Interiors agrees to pay invoices in accordance with the terms and conditions of the agreement and the invoice and payment schedule shown below. All payments shall be made at the address indicated on Rapistan Systems' invoice.

A late payment charge of prime plus two percent will be added to any amount not received by Rapistan Systems on or before the invoice payment date indicated on the payment schedule. Where this rate exceeds a maximum rate permitted by applicable law, the permissible rate will apply.

In connection with Rapistan Systems' obligation to install the Equipment, the final invoice, per the invoice and payment schedule, may be held as retainer. Home Interiors will pay the retainer amount within 15 days after Rapistan Systems' completion of the installation, testing of the equipment, acceptance of the equipment and goods by Purchaser, and delivery to Purchaser of (a) duly executed unconditional waivers of mechanics' and materialmens' liens from Rapistan Systems and every supplier of work, material, goods or services in connection with the equipment, (b) originals of any and all warranties associated with the equipment and goods, (c) originals of any and all user guides and manuals and owner's manuals associated with the equipment and goods, and (d) an affidavit of Rapistan Systems listing all persons who supplied, manufactured, and/or installed the equipment and goods (collectively, "Installation Commissioning"). However, should there be a dispute about the completion of the Installation Commissioning, then Home Interiors shall inform Rapistan Systems of any claimed defects in the Equipment and the amount necessary to correct claimed defects will be mutually determined in writing. Home Interiors will then pay the final invoice less the determined amount. Home Interiors will pay the remaining retainer upon correction by Rapistan Systems of any defects in the Equipment as mutually determined.

Home Interiors & Gifts                                           [RAPISTAN LOGO]
56-5898 Rev. B
December 14, 1999

Invoices and payment will be forwarded to provide for receipt by the appropriate party on the date shown.

                                                                     DATE PAYMENT
                                     INVOICE                         RECEIVED BY
INVOICE DATE   INVOICE DESCRIPTION    VALUE      AMOUNT            RAPISTAN SYSTEMS
------------   -------------------    -----      ------            ----------------
12-17-99       Down Payment            25%    $209,950.00    Upon Written Notification to
                                                                       proceed
01-01-00       Engineering Complete
               All Equipment In Mfg    15%    $125,970.00            Net 15 days
02-01-00       Equipment Shipped       20%    $167,960.00            Net 15 days
03-01-00       Progressive Billing     15%    $125,970.00            Net 15 days
04-01-00       Installation Complete   10%    $125,970.00            Net 15 days
06-01-00       Retainer                10%    $ 83,979.00    Net 15 days after Installation
                                              -----------           Commissioning

             TOTAL                            $839,799.00

Home Interiors & Gifts                                           [RAPISTAN LOGO]
56-5898 Rev. B
December 14, 1999

This Sales Agreement, hereinafter called "Agreement", made by and between Home Interiors & Gifts, 4560 Spring Valley Rd., Dallas, TX 75244 hereinafter called "Home Interiors" and Mannesmann Dematic Rapistan Corp., 8600 W. Royal Lane, Suite 100 A, Irving, TX 75063, hereinafter called "Rapistan Systems", constitutes Agreement of the parties as follows:

      1. Rapistan Systems agrees to sell to Home Interiors and Home Interiors agrees to purchase from Rapistan Systems, the equipment and any services described in Rapistan Systems Proposal No. 56-5898 Rev. B, dated December 14, 1999, Tabs 1 through 8 and pages 1 through 22 for the price set forth in the Proposal and on the terms and conditions of Exhibit A.

      2. This Agreement constitutes the entire agreement between the parties and no oral or other representation shall prevail, notwithstanding any other terms and conditions of any order submitted by Home Interiors. Any changes, modifications, or additions to this Agreement are binding and enforceable only if made in writing and signed by both parties.






Approved and Executed By:

HOME INTERIORS & GIFTS                       MANNESMANN DEMATIC RAPISTAN CORP.


/s/ BETTINA SIMON                            /s/ ROYAL SMITH
-------------------------------              ----------------------------------
Signature                                    Signature


Vice President, General Counsel
& Secretary                                  General Manager
-------------------------------              ----------------------------------
Title                                        Title


December 15, 1999                            December 15, 1999
-------------------------------              ----------------------------------
Date                                         Date